                                                                    EXHIBIT 99.5

                     CONSENT OF J.P. MORGAN SECURITIES INC.


      We hereby consent to (i) the use of our opinion letter dated January 14, 2004 to the Board of Directors of J.P. Morgan Chase & Co. (the "Company") included in Annex D to the Joint Proxy Statement/Prospectus which forms part of the Registration Statement on Form S-4 relating to the proposed merger of the Company and Bank One Corporation, and (ii) the references to such opinion in such Joint Proxy Statement/Prospectus and Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          J.P. MORGAN SECURITIES INC.


                                          By: /s/ Douglas Braunstein
                                              ______________________________
                                              Name:  Douglas Braunstein
                                              Title: Managing Director


February 19, 2004